Exhibit 23.3


            CONSENT OF REGISTERED AUDITORS AND CHARTERED ACCOUNTANTS

As registered auditors and chartered accountants, we hereby consent to the use of our report dated February 23, 1998, on the financial statements of The MBL Group Plc for the year ended December 31, 1997, included in or made a part of this registration statement and to all references to our firm included in this registration statement.




                                                        SOTERIOU BANERJI


London, England,
  April 5, 2000